Exhibit 10.1
                                                                    ------------


                                                            FINAL EXECUTION COPY
                                                            --------------------



                            STOCK PURCHASE AGREEMENT

                                  by and among





                          DUQUESNE LIGHT HOLDINGS, INC.

                                       and

                          THE PURCHASERS NAMED HEREIN





                              Dated as of July 5, 2006

                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I
Definitions...................................................................1

    Section 1.1   Definitions.................................................1

                                   ARTICLE II
Purchase and Sale of the Securities...........................................7

    Section 2.1   Issuance and Sale of Securities.............................7
    Section 2.2   Registration Rights.........................................8
    Section 2.3   Closing and Delivery........................................8
    Section 2.4   Restrictive Legend..........................................9

                                   ARTICLE III
Representations and Warranties of the Company................................10

    Section 3.1   Organization and Qualification.............................10
    Section 3.2   Subsidiaries; Corporate Documents..........................10
    Section 3.3   Capitalization.............................................10
    Section 3.4   WKSI Status................................................11
    Section 3.5   Investment Company.........................................12
    Section 3.6   Authority; Non-Contravention; Statutory Approvals;
                  Compliance.................................................12
    Section 3.7   Reports and Financial Statements...........................14
    Section 3.8   Real Property..............................................15
    Section 3.9   Internal Controls and Procedures...........................17
    Section 3.10  Litigation; Undisclosed Liabilities........................17
    Section 3.11  Tax Matters................................................18
    Section 3.12  Labor and Employee Relations...............................19
    Section 3.13  Environmental Protection...................................20
    Section 3.14  Intellectual Property......................................21
    Section 3.15  Absence of Certain Changes or Event........................21
    Section 3.16  Brokers and Finders........................................22
    Section 3.17  Regulatory Proceedings.....................................22
    Section 3.18  Regulation as a Utility....................................22
    Section 3.19  Approvals..................................................22
    Section 3.20  No Other Representations of the Company....................22

                                   ARTICLE IV
Representations and Warranties of the Purchasers.............................23

    Section 4.1   Organization and Qualification.............................23
    Section 4.2   Authority; Non-Contravention; Statutory Approvals;
                  Compliance.................................................23
    Section 4.3   Litigation.................................................24
    Section 4.4   No Vote Required...........................................24
    Section 4.5   Ownership of Company Stock.................................25

                               TABLE OF CONTENTS
                               -----------------

                                   continued
                                   ---------

    Section 4.6   Purchase for Investment....................................25
    Section 4.7   Approvals..................................................25
    Section 4.8   Trustee Power..............................................25
    Section 4.9   No Other Representations of the Purchasers.................25

                                    ARTICLE V
Covenants....................................................................26

    Section 5.1   Registration Rights........................................26
    Section 5.2   Reservation of Company Stock...............................26
    Section 5.3   Listing of Shares..........................................26
    Section 5.4   Regulatory Matters.........................................26
    Section 5.5   WKSI Status................................................27
    Section 5.6   Use of Proceeds............................................27
    Section 5.7   Expenses...................................................27
    Section 5.8   Confidentiality............................................28
    Section 5.9   Public Announcement........................................29

                                   ARTICLE VI
Conditions to Closing of the Purchasers......................................29

    Section 6.1   Representations and Warranties Correct.....................29
    Section 6.2   Performance................................................29
    Section 6.3   Regulatory Consents........................................30
    Section 6.4   Opinion of Company's Counsel...............................30
    Section 6.5   Litigation.................................................30
    Section 6.6   Merger Agreement...........................................30
    Section 6.7   Compliance Certificate.....................................30

                                   ARTICLE VII
Conditions to Closing of the Company.........................................30

    Section 7.1   Representations............................................31
    Section 7.2   Performance................................................31
    Section 7.3   Regulatory Consents........................................31
    Section 7.4   Litigation.................................................31
    Section 7.5   Authorizations.............................................31
    Section 7.6   Compliance Certificate.....................................31

                                  ARTICLE VIII
Transfer Restrictions........................................................31
    Section 8.1   Lock-up Period.............................................32
    Section 8.2   Permitted Transfers........................................32

                               TABLE OF CONTENTS
                               -----------------

                                   continued
                                   ---------

                                   ARTICLE IX
Indemnification..............................................................32

    Section 9.1   Company Indemnification....................................32
    Section 9.2   Investor Indemnification...................................33
    Section 9.3   Procedure..................................................33
    Section 9.4   Indemnification Non-Exclusive..............................34

                                    ARTICLE X
Termination..................................................................34


                                   ARTICLE XI
General Provisions...........................................................34

    Section 11.1  Survival of Representations and Warranties.................34
    Section 11.2  Notices....................................................35
    Section 11.3  Entire Agreement...........................................36
    Section 11.4  Severability...............................................36
    Section 11.5  Interpretation.............................................36
    Section 11.6  Counterparts; Effect.......................................37
    Section 11.7  No Third-Party Beneficiaries...............................37
    Section 11.8  Trustee Liability..........................................37
    Section 11.9  Governing Law..............................................37
    Section 11.10 Venue......................................................37
    Section 11.11 Waiver of Jury Trial and Certain Damages...................37
    Section 11.12 Assignment......................  .........................38
            Schedule 1-A         Purchasers and Purchased Shares
            Schedule 1-B         Purchasers and Purchased Shares
            Schedule 2.1(c)      Terms of Company Convertible Preferred Stock
            Schedule 3.6(c)      Company Required Statutory Approvals
            Schedule 4.2(c)      Purchaser Required Statutory Approvals
            Schedule 4.2(d)      Violations
            Schedule 4.3         Litigation
            Exhibit A            Registration Rights
            Exhibit B            Form of Opinion of Company's Counsel
            Exhibit C            Form of Company Compliance Certificate
            Exhibit D            Form of Purchaser Compliance Certificate
            Exhibit E            Liability of Trustees and Responsible Entities

                            STOCK PURCHASE AGREEMENT

                This STOCK PURCHASE AGREEMENT, dated as of July 5, 2006 (this "Agreement") is entered into by and among Duquesne Light Holdings, Inc., a
 ---------
Pennsylvania corporation (the "Company"), and the purchasers listed on Schedule
                               -------
1-A hereto (the "Purchasers").
                 ----------

                                    RECITALS

                WHEREAS, the Company wishes to sell 8,836,232 shares of its common stock, no par value (the "Company Common Stock"), such number of shares
                                 --------------------
subject to possible downward adjustment as provided in Section 2.1 (the number of shares, as so adjusted if required pursuant to Section 2.1, the "Shares"), to
                                                                    ------
the Purchasers, and the Purchasers wish to purchase the Shares;

                WHEREAS, in the event that termination or expiration of the waiting period under the HSR Act contemplated by the Company Required Statutory Approvals is not obtained in a timely manner, as more fully set forth in Section 2.1(c), the Company and DUET (as defined below) and the Company wish to substitute for 3,275,077 shares of Common Stock subject to this agreement 3,275.077 shares (the "Preferred Shares") of the Company's Series B Preferred
                       ----------------
Stock (Participating Convertible), without par value (the "Company
                                                           -------
Convertible Preferred Stock"), that are initially convertible into 3,275,077
---------------------------
shares of Company Common Stock upon the terms and subject to the conditions set forth in this Agreement and the terms of the Company Convertible Preferred Stock;

                WHEREAS, simultaneously with the execution of this agreement the Company, Castor Holdings LLC, a Delaware limited liability company (the "Parent"), and Castor Merger Sub Inc., a Pennsylvania corporation and a wholly
 -----
owned subsidiary of the Parent ("Merger Sub"), are entering into an Agreement
                                 ----------
and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will
                         ----------------
merge with and into the Company and whereby the Company will become a wholly owned subsidiary of the Parent;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                Section 1.1    Definitions. For purposes of this Agreement, the
                               -----------
 following terms shall have the following meanings:

         2005 10-K has the meaning specified in Section 3.6(d).

         Affiliate, with respect to any Person, shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

         Blackout Notice has the meaning specified in Section 2(c) of Exhibit A.

         Blackout Period has the meaning specified in Section 2(c) of Exhibit A.

         Business Day means a day (not being a Saturday or Sunday or a public holiday in England or the United States of America) on which banks are open for general business in New York City.

         Closing has the meaning specified in Section 2.3(a).

         Closing Date has the meaning specified in Section 2.3(a).

         Code means the Internal Revenue Code of 1986, as amended.

         Company has the meaning specified in the introduction.

         Company Common Stock has the meaning specified in the Recitals.

         Company Convertible Preferred Stock has the meaning specified in the Recitals.

         Company Disclosure Schedule means the disclosure schedule delivered by the Company to Parent and Merger Sub prior to entering into the Merger Agreement.

         Company Financial Statements has the meaning specified in Section 3.7.

         Company Reports has the meaning specified in Section 3.7.

         Company Required Statutory Approvals has the meaning specified in
         Section 3.6(c).

         Company SEC Reports has the meaning specified in Section 3.7.

         Company Series A Preferred Stock has the meaning specified in Section 3.3(a).

         Company Subsidiary means a Subsidiary of the Company.

         Confidentiality Agreement has the meaning specified in Section 5.8(i).

         Demand Notice has the meaning specified in Section 2(b) of Exhibit A.

         Department of Justice means the United States Department of Justice.

         DUET means Duet Investment Holdings Limited, a company incorporated in Victoria, Australia, one of the Purchasers.

         Effective Time shall have the meaning set forth therefore in the Merger Agreement.

         Environmental Claim means any and all administrative or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries;
         (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         Environmental Laws means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         Environmental Permits has the meaning specified in Section 3.13(b).

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         FERC has the meaning specified in Section 5.4(a).

         FPA means the Federal Power Act.

         FTC means the United States Federal Trade Commission.

         GAAP means United States generally accepted accounting principles.

         Governmental Authority means any court, federal, state, local or foreign governmental or regulatory body (including a national securities exchange or other self-regulatory body), authority or other legislative, executive or judicial entity.

         HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Hazardous Materials means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries is subject.

         IFM means Industry Funds Management (Nominees) Limited in its capacity as trustee of the IFM (International Infrastructure) Wholesale Trust, one of the Purchasers.

         Indemnified Party has the meaning specified in Section 9.3.

         Intellectual Property means all (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions, to the extent patentable, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential business information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, unpatentable discoveries and inventions, customer lists and supplier lists; and (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

         knowledge, when referring to the knowledge of the Company, any Company Subsidiary or any Purchaser, shall mean the actual knowledge of an executive officer of such entity after reasonable inquiry of those employees who are reasonably likely to possess the relevant information.

         Leased Real Property has the meaning specified in Section 3.8(a).

         Lien has the meaning specified in Section 3.8(a).

         Light Company means Duquesne Light Company, a Pennsylvania corporation.

         Losses has the meaning specified in Section 7(a) of Exhibit A.

         Material Adverse Effect means any material adverse effect on the business, assets, liabilities, properties, prospects, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that the term "Material Adverse Effect" shall not include any such effect resulting from the announcement of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, including any changes resulting therefrom in the market value of the Company Common Stock or the Company's credit rating, or from any action, suit or proceeding relating to the Merger Agreement or the transactions contemplated thereby, including any such action, suit or proceeding alleging a breach of fiduciary duty in connection with the execution, delivery, approval or consummation of the transactions contemplated by the Merger Agreement.

         Merger means the merger of the Merger Sub with and into the Company whereby the Company will become a wholly owned subsidiary of the Parent.

         Merger Sub has the meaning specified in the Recitals.

         Merger Agreement has the meaning specified in the Recitals.

         Order has the meaning specified in Section 6.5.

         Owned Real Property has the meaning specified in Section 3.8(a).

         PaPUC means the Pennsylvania Public Utility Commission.

         Parent has the meaning specified in the Recitals.

         Person means any individual, group (as such term is used in Section 13(d)(3) of the Exchange Act as in effect on the date hereof), corporation, general or limited partnership, limited liability company, Governmental Authority, joint venture, estate, trust, association, organization or other entity of any kind or nature.

         Preferred Shares has the meaning specified in the Recitals.

         Purchased Securities has the meaning specified in Section 2.1(a).

         Purchaser Required Statutory Approvals has the meaning specified in
         Section 4.2(c).

         Purchaser's Trust has the meaning specified in Section 4.8.

         Purchasers has the meaning specified in the first paragraph of this Agreement.

         PUHCA means the Public Utility Holding Company Act of 1935, as amended and in effect prior to its repeal effective February 8, 2006.

         Real Property has the meaning specified in Section 3.8(a).

         Real Property Lease has the meaning specified in Section 3.8(c).

         Registrable Shares means the Shares comprising all or a portion of the Purchased Securities and shares of Company Common Stock issuable upon conversion of Preferred Shares, that are not Transferable Shares.

         Registration Rights has the meaning specified in Section 2.2.

         Release means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         SEC means the Securities and Exchange Commission.

         Selling Stockholders has the meaning specified in Section 3 of Exhibit
         A.

         Shares has the meaning specified in the Recitals.

         Shelf Registration Statement has the meaning specified in Section 2(a) of Exhibit A.

         SOX means the Sarbanes-Oxley Act of 2002.

         Subsidiary. A Subsidiary of a Person shall mean any other Person of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity or fifty percent (50%) or more of the equity interests in such corporation or entity shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries.

         Superior Proposal has the meaning specified in the Merger Agreement.

         Tax includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto.

         Tax Returns includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments to such returns and reports.

         Trade Secrets means anything listed under (iii) of the definition of "Intellectual Property" in this Article I.

         Transferable Shares shall mean the Shares comprising all or a portion of the Purchased Securities and shares of Company Common Stock issuable upon conversion of Preferred Shares, that are eligible for resale pursuant to paragraph (k) of Rule 144 under the Securities Act (or any similar provision then in force).

         Treasury Regulations means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

         Violation has the meaning specified in Section 3.6(b).

                                   ARTICLE II

                       PURCHASE AND SALE OF THE SECURITIES

                Section 2.1   Issuance and Sale of Securities.
                              -------------------------------

                     (a) Upon the terms and subject to the conditions of this Agreement, at the Closing the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the type and number of securities of the Company determined in accordance with this
Section 2.1 (the "Purchased Securities").
                  --------------------

                     (b) If the waiting period under the HSR Act contemplated by the Company Required Statutory Approvals is terminated or expires without the Company or any Purchaser receiving a request for additional information from the FTC or the Department of Justice in connection with the transactions contemplated by this Agreement, the Purchased Securities shall comprise the number of shares of Company Common Stock set forth opposite each Purchaser's name on Schedule 1-A for a purchase price of $16.00 per Share; provided,
                                                               --------
however, that if the purchase and sale of such Purchased Securities would result
-------
in the Purchasers in the aggregate holding, on the Closing Date after giving effect to the purchase and sale of Purchased Securities at Closing, more than 9.99% of the outstanding shares of Company Common Stock, the number of shares of Company Common Stock set forth opposite each Purchaser's name on Schedule 1-A shall be reduced pro rata such that the aggregate number of Shares as so reduced shall be equal to 9.99% of the outstanding Company Common Stock on the Closing Date after giving effect to the purchase and sale of Purchased Securities hereunder. In such case, the Closing Date shall be determined in accordance with
Section 2.3(b).

                     (c) If the Company or any Purchaser receives a request
for additional information under the HSR Act and related regulations from the FTC or the Department of Justice in connection with the Company Required Statutory Approvals, the Purchased Securities shall comprise the number of shares of Company Common Stock and the number of shares of Company Convertible Preferred Stock set forth opposite each Purchaser's name on Schedule 1-B for a purchase price of $16,000 per Preferred Share; provided, however, that if the
                                               --------  -------
purchase and sale of such Purchased Securities would result in the Purchasers in the aggregate holding, on the Closing Date after giving effect to the purchase and sale of Purchased Securities at Closing, and assuming conversion in full of the Preferred Shares, more than 9.99% of the outstanding shares of Company Common Stock (assuming conversion in full of the Preferred Shares), the number of shares of Company Convertible Preferred Stock (or, to the extent the reduction contemplated by this Section 2.1(c) cannot be satisfied by a reduction in the number of such Preferred Shares, then the number of shares of Company Common Stock) set forth opposite DUET's name on Schedule 1-B, and the number of shares of Company Common Stock set forth opposite IFM's name on Schedule 1-B, shall be reduced pro rata in accordance with the respective numbers of common share equivalents set forth opposite such Purchasers' names in such Schedule, such that the aggregate number of shares of Company Common Stock set forth in such Schedule, as so reduced, taken together with the aggregate number of Preferred Shares set forth in such Schedule and assuming conversion in full of the Preferred Shares, shall be equal to 9.99% of the outstanding Company Common Stock on the Closing Date after giving effect to the purchase and sale of Purchased Securities hereunder. The Company Convertible Preferred Stock shall have the terms set forth in Schedule 2.1(c) and shall have a Conversion Price of $16.00 on the Closing Date. In such case, the Closing Date shall be determined in accordance with Section 2.3(c).

                Section 2.2   Registration Rights. The Purchasers shall
                              -------------------
 have the rights to registration under the Securities Act of the Registrable Shares, on the terms and subject to the conditions set forth in Exhibit A (the "Registration Rights"); provided, however, that such Registration Rights may not
 -------------------    --------  ------
be exercised prior to the termination of the lock-up period contemplated by
Section 8.1.

                Section 2.3   Closing and Delivery.
                              --------------------

                     (a) The consummation of the purchase and sale of the Purchased Securities hereunder (the "Closing") shall take place on the date
                                     -------
determined in accordance with this Section 2.3 at 10:00 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, NW, Washington, D.C. 20005, or at such other time, date and place as the Company and the Purchasers shall mutually agree (the "Closing Date").
                                          ------------

                     (b) If the number and type of Purchased Securities are determined in accordance with Section 2.1(b), the Closing Date shall be the later of (i) July 27, 2006 and (ii) the third Business Day immediately following the date on which the last of the conditions set forth in Articles VI and VII hereof is fulfilled or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing).

                     (c) If the number and type of Purchased Securities are determined in accordance with Section 2.1(c), the Closing Date shall be the later of (i) the date five Business Days after the waiting period under the HSR Act would have expired had no request for additional information thereunder been received and (ii) the third Business Day immediately following the date on which the last of the conditions set forth in Articles VI and VII hereof is fulfilled or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing); provided, that in no event shall the Closing Date be later than August 15, 2006.

                     (d) At the Closing, the Company shall deliver to each Purchaser one or more certificates, in such denominations and registered in such Purchaser's name as set forth on Schedule 1-A or Schedule 1-B, as applicable, representing the number of Purchased Securities which such Purchaser is purchasing from the Company, against delivery to the Company of a wire transfer of immediately available funds in US dollars to the order of the Company in the aggregate amount equal to the applicable purchase price per Share or Preferred Share set forth in Schedule 1-A or Schedule 1-B, times the relevant number of Shares or Preferred Shares, as the case may be, to be purchased by such Purchaser as determined in accordance with Section 2.1, and the Company shall register the Purchasers as the holders of the Purchased Securities in the registers of holders of the Company Common Stock and, if applicable, the Company Convertible Preferred Stock.

                Section 2.4   Restrictive Legend. The certificates evidencing
                              ------------------
the Purchased Securities shall bear the following legend until such time as (i) such Purchased Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such Purchased Securities are eligible for resale in reliance on paragraph (k) of Rule 144 under the Securities Act, or
(iii) the Purchaser or any transferee thereof delivers an opinion of counsel to the Company to the effect that such legend is no longer required under the Securities Act:

                THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF JULY 5, 2006, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company hereby represents and warrants to each Purchaser as follows:

                Section 3.1   Organization and Qualification. The Company and
                              ------------------------------
each of the Company Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                Section 3.2   Subsidiaries; Corporate Documents. Except as set
                              ---------------------------------
forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other securities of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, beneficially and of record by the Company free and clear of any liens, claims, security interests and other encumbrances of any nature whatsoever.

                Section 3.3   Capitalization.
                              --------------

                    (a) The authorized capital stock of the Company consists of 187,500,000 shares of Company Common Stock, no par value; and 4,000,000 shares of preferred stock, without par value, of which 1,000,000 shares have been designated Preferred Stock, Series A (Convertible) ("Company Series A Preferred
                                                     --------------------------
Stock"). At the close of business on July 3, 2006, (i) 79,614,546 shares of
-----
Company Common Stock were issued and outstanding (including 1,176,838 shares held by the Light Company employee stock ownership plan ) and (ii) no shares of Company Series A Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date hereof, except as set forth in
Section 4.3 of the Company Disclosure Schedule, the Company has no capital stock or other securities (including securities convertible into, or exercisable or exchangeable for, capital stock) of the Company reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights of any character to which the Company or any Company Subsidiary is a party or by which any of them are bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities or rights (including securities or rights convertible into, or exercisable or exchangeable for, additional shares of capital stock) of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                   (b) The authorized capital stock of Light Company consists of (i) 90,000,000 shares of common stock, par value $1.00 per share, of which 10 shares are issued and outstanding and all of which are duly authorized, validly issued, fully paid and nonassessable and owned by the Company free and clear of any Liens, (ii) 4,000,000 shares of preferred stock, par value $50.00 per share, of which, as of the close of business on July 3, 2006, 2,709,419 shares were issued and outstanding and (iii) 8,000,000 shares of preference stock, par value $1.00 per share, of which, as of the close of business on July 3, 2006, 346,783 shares were issued and outstanding.

                   (c) The Purchased Securities to be issued, sold and delivered pursuant to this agreement have been duly authorized by all requisite action of the Company and, when issued, the Purchased Securities and the shares of Company Common Stock to be issued upon conversion of the Preferred Shares will be validly issued and outstanding, fully paid and nonassessable, and will not be subject to any preemptive rights of the holders of any other class or series of the capital stock of the Company. Upon the issuance of the Purchased Securities, the Purchased Securities will be free and clear of all transfer restrictions and liens of any nature whatsoever, with the exception of any restrictions on transferability set forth herein or under the Securities Act or any securities laws of any jurisdiction.

                Section 3.4   WKSI Status. The Company is a "well-known seasoned
                              -----------
issuer" and is not an "ineligible issuer" (as such terms are defined in Rule 405 under the Securities Act).

                Section 3.5   Investment Company. The Company is not and, after
                              ------------------
giving effect to the offering and sale of the Purchased Securities and the application of the proceeds thereof, will not be an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                Section 3.6    Authority; Non-Contravention; Statutory
                               ---------------------------------------
Approvals; Compliance.
---------------------

                        (a) Authority. The Company has all requisite corporate
                            ---------
power and authority to enter into this Agreement and, subject to the receipt of the applicable Company Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (b) Non-Contravention. Except as set forth in Section
                            -----------------
4.4(b)(i) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate or result in a material breach of any provision of, constitute a material default (with or without notice or lapse of time or both) under, result in the termination or modification of, accelerate the performance required by, result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company and such term when used in
             ---------
Article IV has a correlative meaning with respect to the Purchasers) pursuant to any provisions of (i) any debt instruments relating to outstanding indebtedness for borrowed money in amounts in excess of $5 million, the articles of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) the preferred stock and preference stock of the Company and Light Company, (iii) subject to obtaining the Company Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iv) subject to obtaining the third-party consents set forth in Section 4.4(b)(ii) of the Company Disclosure Schedule, any Material Contract (as defined in the Merger Agreement) or material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (iii) or (iv) for any such Violation which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                (c) Statutory Approvals. Except as described in Schedule 3.6(c)
                    -------------------
hereto (the "Company Required Statutory Approvals"), no declaration, report,
             ------------------------------------
filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law) or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                     (d) Compliance. Except as set forth in Section 4.4(d)(i),
                         ----------
Section 4.8, Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Company Disclosure Schedule, or as disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2005 (the "2005 10-K") or any Company
                                                     ---------
SEC Reports filed after the date of the 2005 10-K and prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.4(d)(ii) or Section 4.13 of the Company Disclosure Schedule, or as disclosed in the 2005 10-K or any Company SEC Reports filed after the date of the 2005 10-K and prior to the date hereof, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except those that the absence of which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.4(d)(iii) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective articles of incorporation or by-laws or similar governing documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except in the case of clause (ii) for possible violations, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                        (e) Board Approval. The board of directors of the
                            --------------
Company has taken all action necessary to approve the Merger and the acquisition of beneficial ownership of the Purchased Securities by the Purchasers, Parent and any of their respective affiliates and associates (within the meaning of Section 2552 of the Pennsylvania Business Corporation Law of 1988, as amended) prior to entering into this Agreement.

                Section 3.7   Reports and Financial Statements. Since December
                              --------------------------------
31, 2003, the Company and the Company Subsidiaries have filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all forms, statements, certifications, reports and documents required to be filed or furnished by it under the Securities Act, the Exchange Act, PUHCA, the Energy Policy Act of 2005, the FPA, the Communications Act of 1934 and applicable state public utility laws and regulations (collectively, the "Company
                                                                         -------
Reports"). The Company Reports have complied, as of their respective dates, or
-------
if not yet filed or furnished, will comply, with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such failures which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of their respective dates, (or, if amended prior to the date hereof, as of the date of such amendment), each form, certification, report, schedule, registration statement, definitive proxy statement and document filed with or furnished to the SEC by the Company or Light Company pursuant to the requirements of the Securities Act or the Exchange Act since December 31, 2003 (collectively, the "Company SEC Reports")
                                                         -------------------
did not, or if not yet filed or furnished, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company SEC Reports, at the time of its filing or being furnished, complied in all material respects, or if not yet filed or furnished, will comply in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and SOX and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. Each of the Company and Light Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. Each of the audited consolidated financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company SEC

Reports (including the related notes and schedules) (collectively, the "Company
                                                                        -------
Financial Statements") has been, and in the case of Company SEC Reports filed
--------------------
after the date hereof will be, prepared in accordance with GAAP, consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments) and fairly presents, or, in the case of Company SEC Reports after the date hereof, will fairly present, in each case in accordance with GAAP, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

                Section 3.8    Real Property.
                               -------------

                        (a) Except as set forth on Section 4.6 of the Company Disclosure Schedule, the Company or one of the Company Subsidiaries has (x) good and marketable fee title to all real property owned (or reflected as owned on the Company Financial Statements) by Company or any Company Subsidiary (the "Owned Real Property") and (y) valid title to the leasehold estate (as lessee)
 -------------------
in all real property and interests in real property leased or subleased by Company or any Company Subsidiary as lessee or sublessee (the "Leased Real
                                                               -----------
Property," and together with the Owned Real Property, the "Real Property"), in
--------                                                   -------------
each case free and clear of all mortgages, liens, security interests, pledges, charges, easements, rights of way, options, claims, restrictions or encumbrances of any kind (each a "Lien" or collectively, the "Liens"), except:
                     ----                        -----

                                (i) Liens for Taxes that are not yet due and payable or, if due and payable, are not delinquent and may thereafter be paid without penalty;

                                (ii)   Liens that secure indebtedness as
        reflected on the Company Financial Statements or indebtedness listed on
        Section 4.6 to the Company Disclosure Schedule;

                                (iii) easements, covenants, conditions, rights of way, encumbrances, restrictions, defects of title and other similar matters of public record (other than such matters that, individually or in the aggregate, do not materially adversely impair the current use or value of the Real Property);

                                (iv)   zoning, planning, building and other
        applicable laws regulating the use, development and occupancy of real property and permits, consents and rules under such laws;

                                (v) Liens that have been placed by a third party on the fee title of Leased Real Property or property over which Company or any Company Subsidiary has easement rights, and subordination or similar agreements relating thereto;

                                (vi)   Liens that, individually or in the
        aggregate, do not materially adversely impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and the Company Subsidiaries as presently conducted; and

                                (vii) Subleases identified in Section 4.6 of the Company Disclosure Schedule and indebtedness secured by property subleased under subleases identified in Section 4.6 of the Company Disclosure Schedule.

                        (b) Neither Company nor any Company Subsidiary is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein that, in each case, is valued in excess of $100,000.

                        (c) (i) Each lease or sublease for real property under which Company or any Company Subsidiary is a lessee or sublessee (each, a "Real
                                                                           ----
Property Lease") is in full force and effect and is the valid and binding
--------------
obligation of Company or such Company Subsidiary, enforceable against Company or such Company Subsidiary in accordance with its terms and, to the knowledge of the Company, the other party or parties thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), (ii) no notices of default under any Real Property Lease have been sent or received by Company or any Company Subsidiary and (iii) neither Company nor any Company Subsidiary is in default in any material respect under any Real Property Lease, and, to the knowledge of the Company, no landlord thereunder is in default in any material respect, except in each case, as do not materially adversely impair the use, occupancy or value of the Real Property or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                        (d) None of the rights or obligations of Company or any Company Subsidiary, or the lessor or sublessor, under any material Real Property Lease will be subject to termination, modification or acceleration of performance under any Real Property Lease as a result of the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred which, with notice, lapse of time or both, would constitute a breach or default under any Real Property Lease by any of the Company or the Company Subsidiaries.

                        (e) With respect to the Real Property, neither the Company nor any Company Subsidiary has received any written notice of, nor to the knowledge of the Company does there exist as of the date of this Agreement, any pending, threatened or contemplated condemnation or similar proceedings, or any sale or other disposition of any Real Property or any part thereof in lieu of condemnation that, individually or in the aggregate, would reasonably be expected to materially adversely impair the use, occupancy or value of any Real Property. The Company and Company Subsidiaries have lawful rights of use and access to all Real Property necessary to conduct their businesses substantially as presently conducted.

                Section 3.9   Internal Controls and Procedures. The Company has
                              --------------------------------
established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed (but without making any representation or warranty as to the effectiveness of any such controls or procedures so designed) to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications of the "principal executive officer" and the "principal financial officer" of the Company required by Section 302 of SOX with respect to such reports. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. Except as set forth in Section 4.7 of the Company Disclosure Schedule, there are no "significant deficiencies" or "material weaknesses" (as defined by SOX) in the design or operation of the Company's internal controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data.

               Section 3.10  Litigation; Undisclosed Liabilities. Except as
                              -----------------------------------
disclosed in the 2005 10-K or any Company SEC Reports filed after the date of the 2005 10-K and prior to the date hereof or as set forth in Section 4.4,
Section 4.8, Section 4.10, Section 4.12 or Section 4.13 of the Company Disclosure Schedule, (a) there are no pending or, to the knowledge of the Company, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of the Company, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which, individually or in the aggregate, have resulted in since December 31, 2005 or would reasonably be expected to result in a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, (b) there have not been any significant undisclosed developments since December 31, 2005 with respect to claims, suits, actions, proceedings, investigations or reviews that, individually or in the aggregate, have resulted in since December 31, 2005 or would reasonably be expected to result in a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that, individually or in the aggregate, have not resulted in since December 31, 2005 or would not reasonably be expected to result in a Material Adverse Effect. Except for matters reflected as liabilities or reserved against in the balance sheet (or notes thereto) as of December 31, 2005, included in the Company Financial Statements, neither the Company nor any Company Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature and whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred since December 31, 2005, in the ordinary course of business consistent in kind and amount with past practice, or (ii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect

                Section 3.11  Tax Matters. Except as set forth in Section 4.10
                              -----------
of the Company Disclosure Schedule, and except as to matters that would not reasonably be expected, considered individually or in the aggregate with other matters, to result in a Material Adverse Effect: (i) the Company and each of the Company Subsidiaries have timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns required to be filed by them on or prior to the date hereof, such Tax Returns are correct, complete and accurate in all respects, and all Taxes shown as due on such Tax Returns have been paid; (ii) there are no audits, claims, assessments, levies, administrative or judicial proceedings pending against the Company by any taxing authority; (iii) there are no liens for Taxes upon any property or assets of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet due and payable, or liens for Taxes which are being contested in good faith; and are reserved for in accordance with GAAP in the appropriate Company SEC Reports;
(iv) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any of the Company Subsidiaries; (v) all Taxes that the Company or any Company Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the appropriate taxing authorities in a timely manner, to the extent due and payable; and (vi) neither the Company nor any Company Subsidiary has been a party to any distribution occurring during the two-year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return. Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has participated in any "listed transactions" or "reportable transactions" within the meaning of Section 1.6011-4 of the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code, and neither the Company nor any Company Subsidiary has been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

                Section 3.12    Labor and Employee Relations. Except as set
                                ----------------------------
forth in Section 4.12 of the Company Disclosure Schedule:

                                (i) there are no collective bargaining
        agreements binding on the Company or the Company Subsidiaries;

                                (ii) none of the employees of the Company or the Company Subsidiaries is represented by a labor union, and, to the knowledge of the Company, no petition has been filed, nor has any proceeding been instituted by any employee or group of employees with any labor relations board or commission seeking recognition of a collective bargaining representative;

                               (iii) to the knowledge of the Company, (a) there is no organizational effort currently being made or threatened by or on behalf of any labor organization or trade union to organize any employees of the Company or the Company Subsidiaries, and (b) no demand for recognition of any employees of the Company or the Company Subsidiaries has been made by or on behalf of any labor organization or trade union;

                                (iv) there is no pending or, to the knowledge of the Company, threatened employee strike, work stoppage, slowdown, picketing or material labor dispute with respect to any employees of the Company or the Company Subsidiaries which would reasonably be expected to result in a Material Adverse Effect;

                                (v) the Company and the Company Subsidiaries are (a) in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, immigration, wages, hours and benefits, non-discrimination in employment, workers compensation, the collection and payment of withholding and/or payroll taxes and similar taxes (except for any non-compliance which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), including but not limited to the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the National Labor Relations Act, the Americans with Disabilities Act of 1990, the Vietnam Era Veterans Reemployment Act, and any and all similar applicable state and local laws, and all material applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable regulations and orders thereunder; and (b) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has committed a material unfair labor practice as defined in the National Labor Relations Act;

                                (vi)  each of the Company and the Company
          Subsidiaries is, and during the 90-day period prior to the date of this Agreement has been, in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state or local law.

                Section 3.13  Environmental Protection. Except as set forth in
                              ------------------------
Section 4.13 of the Company Disclosure Schedule or in the 2005 10-K or any Company SEC Reports filed after the date of the 2005 10-K and prior to the date hereof:

                        (a)  Compliance.  The Company and each of the  Company
                             ----------
Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to so comply is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) from any Person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws.

                        (b) Environmental Permits. The Company and each of the
                            ---------------------
Company Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or
 ---------------------
the conduct of their operations except where the failure to so obtain is not reasonably likely to have a Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and the Company Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply is not reasonably likely to have a Material Adverse Effect.

                        (c) Environmental Claims. There is no Environmental
                            --------------------
Claim which is reasonably likely to have a Material Adverse Effect pending
(A) against the Company or any of the Company Subsidiaries, or (B) against any real or personal property or operations which the Company or any of the Company Subsidiaries owns, leases or manages, in whole or in part.

                        (d) Releases. The Company has no knowledge of any
                            --------
Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, except for any Environmental Claim which is not reasonably likely to have a Material Adverse Effect.

                        (e) Exclusive Representations and Warranties. This
                            ----------------------------------------
Section 3.13 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters.

                Section 3.14      Intellectual Property.
                                  ---------------------

                        (a) Except as to matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse
Effect: (i) the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in its business as presently conducted; (ii) to the knowledge of the Company, the conduct of the Company and Light Company does not and has not in the past three (3) years infringed or otherwise violated the Intellectual Property rights of any third party; (iii) there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted in writing or, to the Company's knowledge, threatened against the Company or Light Company concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property used by the Company or Light Company; (iv) to the Company's knowledge, no person is violating any Intellectual Property right that the Company or Light Company holds exclusively; and (v) the Company and Light Company have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company or Light Company.

                        (b) The Company's and the Company Subsidiaries' computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation, operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company or Light Company in connection with its business as presently conducted, and have not materially malfunctioned or failed within the past three (3) years. The Company and Light Company have implemented reasonable backup, security and disaster recovery technology consistent with industry practices. The Company and Light Company take reasonable measures consistent with industry practices to ensure the confidentiality of customer financial and other confidential information and comply with its privacy policy.

                Section 3.15 Absence of Certain Changes or Event. Except as
                             -----------------------------------
disclosed in the Company SEC Reports filed prior to the date hereof, as expressly contemplated by this Agreement, or as set forth in Section 4.16 of the Company Disclosure Schedule, since December 31, 2005, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been any change or development or combination of developments affecting the Company or any Company Subsidiary, of which the Company has knowledge, that would reasonably be expected to result in a Material Adverse Effect.

                Section 3.16 Brokers and Finders. The Company has not entered
                             -------------------
into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm. The Company has made available to the Purchasers disclosure regarding the amount of any such fee.

                Section 3.17 Regulatory Proceedings. As of the date hereof,
                             ----------------------
except as set forth in the Company Reports filed prior to the date hereof or as set forth in Section 4.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, all or part of whose rates or services are regulated by a Governmental Authority, (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Authority or on appeal to the courts or (ii) is a party to any proceeding before a Governmental Authority or on appeal from orders of a Governmental Authority which, in each case, have resulted in or would reasonably be expected to result in a Material Adverse Effect.

                Section 3.18 Regulation as a Utility. Except for (i) Light
                             -----------------------
Company, which is a "public utility" within the meaning of Section 201(e) of the FPA and regulated as an electric utility by the PaPUC, (ii) Duquesne Light Energy, LLC, which is an Electric Generation Supplier licensed by the PaPUC, (iii) Duquesne Power, LLC, which is an Exempt Wholesale Generator under
Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, (iv) Monmouth Energy, Inc., which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, (v) Duquesne Keystone, LLC, which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, and (vi) Duquesne Conemaugh, LLC, which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, neither the Company nor any Company Subsidiary is subject to regulation as a utility or public service company (or similar designation) by the U.S. Federal Energy Regulatory Commission, any state in the United States or in any foreign country.

                Section 3.19 Approvals. As of the date hereof, to the Company's
                             ---------
knowledge, and excluding any facts or circumstances relating to the Purchasers and their respective identities, qualifications and capabilities, there are no facts or circumstances relating to the Company, the Company Subsidiaries, the Business Plan (as defined in the Merger Agreement) or the business of the Company or its Subsidiaries that are reasonably likely to prevent or materially delay the receipt of the Company Required Statutory Approvals.

                Section 3.20 No Other Representations of the Company. Except for
                             ---------------------------------------
the representations and warranties contained in this Article III, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, regarding the Company or any Company Subsidiary.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser hereby severally represents and warrants to the Company as follows:

                Section 4.1 Organization and Qualification. It is a corporation
                            ------------------------------
or other entity duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.

                Section 4.2 Authority; Non-Contravention; Statutory Approvals;
                            -------------------------------------------------
Compliance.
----------

                (a) Authority. It has all requisite corporate or limited
                    ---------
liability company power and authority to enter into this Agreement and, subject to the receipt of the applicable Purchaser Required Statutory Approvals to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (b) Non-Contravention. The execution and delivery of this
                    -----------------
Agreement by it does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, certificate of formation, by-laws, limited liability company operating agreement or similar governing documents, as applicable, of such Purchaser and (ii) subject to obtaining the Purchaser Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to such Purchaser or any of its properties or assets except in the case of clause (ii) for any such Violation which, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                (c) Statutory Approvals. Except as set forth on Schedule 4.2(c)
                    -------------------
hereto (the "Purchaser Required Statutory Approvals"), no declaration, report,
             --------------------------------------
filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Purchaser, or the consummation by such

Purchaser of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate (it being understood that references in this Agreement to "obtaining" such Purchaser Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law), would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                (d) Compliance. Except as set forth in Schedule 4.2(d) hereto,
                    ----------
such Purchaser is not under investigation with respect to any violation of, and has not been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 4.2(d) hereto, such Purchaser is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by such Purchaser under (i) its certificate of incorporation, certificate of formation, by-laws, limited liability company agreement or similar governing documents, as applicable, or
(ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, are not reasonably likely to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                Section 4.3 Litigation. Except as set forth in Schedule 4.3
                            ----------
hereto, (a) there are no pending or, to the knowledge of such Purchaser, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of such Purchaser, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting such Purchaser which, individually or in the aggregate, have resulted in or would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to such Purchaser except for such that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

                Section 4.4 No Vote Required. No vote of the holders of any
                            ----------------
class or series of the capital stock of the Purchaser is necessary to approve this Agreement or the transactions contemplated hereby.

                Section 4.5 Ownership of Company Stock. As of the date hereof,
                            --------------------------
neither such Purchaser nor any of its Affiliates (excluding for the purposes of this Section 4.5 officers and directors of the Purchasers) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares of capital stock of the Company.

                Section 4.6 Purchase for Investment. It acknowledges that the
                            -----------------------
Purchased Securities have not been registered under the Securities Act or under any state securities laws. It (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Securities to any person, (ii) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Securities and of making an informed investment decision and (iv) is an accredited investor (as that term is defined in Rule 501 promulgated under the Securities Act).

                Section 4.7 Approvals. As of the date hereof, none of such
                            ---------
Purchaser's officers know of any facts or circumstances relating to such Purchaser or its Affiliates that are reasonably likely to prevent or materially delay the receipt of the Purchaser Required Statutory Approvals.

                Section 4.8 Trustee Power.  To the extent a Purchaser has
                            -------------
entered into this Agreement in its capacity as a trustee or responsible entity for another entity (such other entity, the "Purchaser's Trust"), such Purchaser
                                            -----------------
(a) has full rights to indemnification or reimbursement from assets of such Purchaser's Trust in connection with the performance of all of its obligations under this Agreement, including the payment or contribution of all funds required to be paid or contributed by such Purchaser hereunder, (b) no approval or consent by any governmental authority, third party or any other entity is necessary in order for such Purchaser to exercise its rights to indemnification or reimbursement from the assets of such Purchaser's Trust in connection with the performance of its obligations under this Agreement, including the payment or contribution of all funds required to be paid or contributed by such Purchaser hereunder, and such Purchaser has not, and shall not, take or omit to take any action that would eliminate or limit such rights to indemnification or reimbursement, and (c) such Purchaser's Trust has sufficient assets from which to satisfy all of such Purchaser's obligations under this Agreement, including the payment or contribution of all funds required to be paid or contributed by such Purchaser hereunder.

                Section 4.9 No Other Representations of the Purchasers. Except
                            ------------------------------------------
for the representations and warranties contained in this Article IV, neither such Purchaser nor any other Person acting on its behalf makes any representation or warranty, express or implied, regarding such Purchaser.

                                   ARTICLE V

                                    COVENANTS

                Section 5.1  Registration Rights.  The Company shall comply with
                             -------------------
the provisions contained in Exhibit A regarding the Registration Rights.

                Section 5.2 Reservation of Company Stock. The Company shall
                            ----------------------------
reserve and keep available out of its authorized but unissued shares of Company Common Stock and Company Convertible Preferred Stock, the Purchased Securities to be purchased and sold at the Closing and the shares of Company Common Stock issuable upon conversion of the Preferred Shares. The Company agrees that, for so long as any shares of Company Convertible Preferred Stock may be issued to any Purchaser or are outstanding, the Company shall not issue any Company Convertible Preferred Stock to any Person other than the Purchaser.

                Section 5.3 Listing of Shares. The Company shall cause the
                            -----------------
Shares and any shares of Company Common Stock issuable upon conversion of Preferred Shares to be listed on the New York Stock Exchange prior to the Closing Date.

                Section 5.4 Regulatory Matters.
                            ------------------

                        (a) HSR and FERC Filings. Each party hereto shall, as
                            --------------------
soon as reasonably practicable after the date hereof, and in no event later than July 14, 2006, file or cause to be filed with the FTC and the Department of Justice any notifications required to be filed under the HSR Act, and the rules and regulations promulgated thereunder, to the extent such act, rules or regulations require the filing of such notification with respect to such party and the transactions contemplated hereby. The Company shall, as soon as reasonably practicable after the date hereof and in no event later than July 19, 2006, file or cause to be filed with the Federal Energy Regulatory Commission ("FERC") an application pursuant to Section 203 of the FPA as necessary to
  ----
permit the sale and transfer of the Purchased Securities to the Purchasers such that the Purchasers will be entitled to vote any shares of Company Common Stock comprising a portion of the Purchased Securities or into which the Preferred Shares comprising a portion of the Purchased Securities may be converted, without any limitation on their right or ability to do so. Such parties will use their reasonable best efforts to respond on a timely basis to any requests for additional information made by either of such agencies.

                        (b) Other Regulatory Approvals. Each party hereto shall
                            --------------------------
cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals. Each party hereto shall cooperate and use all commercially reasonable efforts to obtain as promptly as reasonably practicable all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals. Each party shall have the right to review a reasonable time in advance and to provide comments on any such filing.

                        (c) Actions by Affiliates. Notwithstanding any other
                            ---------------------
provision of this Agreement, no Purchaser shall be required to cause any portfolio company, investment fund or other Affiliate of any shareholder of such Purchaser or any director, officer, employee, general partner, limited partner, member or manager of any shareholder of such Purchaser to take any action, undertake any divestiture or restrict its conduct other than to provide responsive information required to make any submission or application to a Governmental Authority and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances.

                        (d) DUET Voting. DUET agrees that if the FERC approval
                            -----------
contemplated by Section 5.4(a) shall not have been received by the Closing Date, DUET shall vote any shares of Company Common Stock or Company Convertible Preferred Stock (to the extent such shares carry the right to vote together with shares of Company Common Stock as a single class) owned by it and representing in excess of 4.99 percent of the outstanding shares of Company Common Stock (assuming full conversion of any Company Convertible Preferred Stock then entitled to vote together with shares of Company Common Stock as a single class) pro rata with all other holders of Company Common Stock until such FERC approval is obtained. Notwithstanding the foregoing, if any shares of Convertible Preferred Stock are outstanding and are entitled or required to be voted in connection with the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement by the holders of the capital stock of the Company, and so long as such shares may be lawfully voted, then DUET and any Person to whom the shares of Convertible Preferred Stock initially issued to DUET hereunder are transferred shall vote all such shares of Convertible Preferred Stock in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

                Section 5.5 WKSI Status. The Company shall maintain its status
                            -----------
as a "well-known seasoned issuer," and shall not become an "ineligible issuer" (as such terms are defined in Rule 405 under the Securities Act).

                Section 5.6 Use of Proceeds. The Company shall use the proceeds
                            ---------------
from the sale of the Purchased Securities for capital expenditures and working capital.

                Section 5.7 Expenses. The Company and the Purchasers shall each
                            --------
bear its own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby, except that (i) at the Closing, the Company will pay the reasonable legal fees incurred by counsel to the Purchasers, such fees not to exceed an aggregate of $500,000 and (ii) if the Closing shall not have occurred on or prior to August 15, 2006, other than as a result of any breach by the Company of this Agreement, and this Agreement is terminated by the Company, the Purchasers will pay the reasonable legal fees incurred by counsel to the Company, such fees not to exceed an aggregate of $500,000.

                Section 5.8 Confidentiality. Notwithstanding any other
                            ---------------
agreements between the Purchasers and any of their Affiliates, on the one hand, and the Company on the other hand, the Purchasers shall not, without the consent of the Company, disclose to any Person non-public or confidential information concerning the business or affairs of the Company and will hold all such information in the strictest confidence; provided, however, that the
                                              --------  -------
Purchasers may disclose any such information:

                                (i)     to any Affiliate of the Purchasers
               or to the stockholders of the Purchasers or of any such Affiliate; provided, that the disclosure of such information
                          --------
               is the subject of and protected by a binding confidentiality agreement on comparable terms to the provisions of the Confidentiality Agreement, dated November 28, 2005, entered into by and between the Company and Macquarie Securities (USA) Inc.(the "Confidentiality Agreement");
                         -------------------------

                                 (ii)   to credit rating agencies;

                                 (iii)  to the extent such disclosure is
                required under applicable law, including under securities laws (in particular, those relating to continuous disclosure) or under the rules and regulations of any nationally recognized stock exchange or over-the-counter market which are applicable to the Purchaser or its Affiliate;

                                (iv) to a proposed permitted transferee of Purchased Securities that agrees to be bound by a written confidentiality agreement on comparable terms to the provisions of the Confidentiality Agreement;

                                (v)     in any case where a Purchaser is or
                holds the Purchased Securities for the benefit of a private equity, infrastructure or any other investment fund, to the manager of and investors in such fund (including but not limited to limited partners, shareholders and beneficiaries of such fund); provided, that the disclosure of such
                               --------
                information is the subject of and protected by a written confidentiality agreement on comparable terms to the provisions of the Confidentiality Agreement;

                                (vi) to representatives of the Purchasers (including but not limited to financial advisors, legal counsel and agents); provided, that the disclosure of such
                                     --------
                information is protected by an obligation of confidentiality;

                                (vii) that has come into the public domain through no fault of the disclosing Purchaser;

                                (viii) to a proposed purchaser or transferee of equity interests in the Parent and to representatives (including but not limited to financial advisors, legal counsel and agents) of such proposed purchaser or transferee; provided,
                                                                      --------
                that the disclosure of such information is the subject of and protected by a written confidentiality agreement on comparable terms to the provisions of the Confidentiality Agreement, or is protected by an obligation of confidentiality; and

                                (ix) in such other circumstances as may be agreed by the Company in writing from time to time.

                Section 5.9 Public Announcement. Except as may be required by
                            -------------------
law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, the Company and the Purchasers shall consult with each other prior to issuing any press release or otherwise making public announcements with respect to the transactions contemplated by this Agreement. Each of the Company and the Purchasers agrees that it will, to the extent practicable, provide the other, reasonably in advance of its use, with drafts of any press release or other widely disseminated presentation or other information, in each case relating to the transactions contemplated by this Agreement, and give reasonable consideration to the comments of the other thereon. In connection with the foregoing, the Company and the Purchasers may share any such drafts with their respective investors and representatives provided that any such investors or representatives are bound by an obligation to maintain the confidentiality of such information sufficient to satisfy the requirements of Regulation FD promulgated under the Securities Act. Each of the Company and the Purchasers will advise the other in advance of the timing of any such press release, presentation or other information relating to the transactions contemplated by this Agreement and will provide the other with a final copy of the same simultaneously with its public release.

                                   ARTICLE VI

                     CONDITIONS TO CLOSING OF THE PURCHASERS

                Each Purchaser's obligations to purchase the Purchased Securities at the Closing is subject to the fulfillment to the Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions:

                Section 6.1 Representations and Warranties Correct. The
                            --------------------------------------
representations and warranties made by the Company in Article III hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                Section 6.2 Performance. All covenants, agreements and
                            -----------
conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                Section 6.3 Regulatory Consents. All notices, reports and other
                            -------------------
filings required to be made prior to the Closing by the Company or any of its subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Company or any of its subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company shall have been made or obtained and shall be effective on and as of the Closing Date.

                Section 6.4 Opinion of Company's Counsel. The Purchasers shall
                            ----------------------------
have received from outside counsel to the Company an opinion addressed to the Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect set forth in Exhibit B.

                Section 6.5 Litigation. No court or Governmental Authority of
                            ----------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no
                                                               -----
Governmental Authority or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

                Section 6.6 Merger Agreement. The Merger Agreement shall be in
                            ----------------
full force and effect and shall not have been terminated.

                Section 6.7 Compliance Certificate. The Company shall have
                            ----------------------
delivered to the Purchasers a certificate of the Chief Executive Officer or President of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been satisfied, and stating that there has been no change in the business, assets, liabilities, properties, prospects, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, since March 31, 2006, other than any such change that would not reasonably be expected to have a Material Adverse Effect. Such certificate shall be substantially in the form set forth in Exhibit C.

                                  ARTICLE VII

                      CONDITIONS TO CLOSING OF THE COMPANY

                The Company's obligation to sell the Purchased Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                Section 7.1 Representations. The representations and warranties
                            ---------------
made by the Purchasers in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date).

                Section 7.2 Performance. All covenants, agreements and
                            -----------
conditions contained in this Agreement to be performed or complied with by each Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

                Section 7.3 Regulatory Consents. All notices, reports and other
                            -------------------

filings required to be made prior to the Closing by the Purchasers or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Purchasers or any of their respective subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchasers shall have been made or obtained and shall be effective on and as of the Closing Date.

                Section 7.4 Litigation. No court or Governmental Authority of
                            ----------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and no Governmental Authority or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

                Section 7.5 Authorizations. All authorizations, approvals or
                            --------------
permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date, other than any failures to obtain such authorizations, approvals or permits that would not be reasonably likely to adversely affect the Company in any material respect.

                Section 7.6 Compliance Certificate. Each Purchaser shall have
                            ---------------------
delivered to the Company a certificate of the Chief Executive Officer or President of such Purchaser, dated as of the Closing Date, to the effect that the conditions set forth in Sections 7.1, 7.2 and 7.3 have been satisfied. Such certificate shall be substantially in the form set forth in Exhibit D.

                                  ARTICLE VIII

                              TRANSFER RESTRICTIONS

                Section 8.1 Lock-up Period. Except as permitted by Section 8.2,
                            --------------
the Purchasers shall not (i) sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock or Company Preferred Convertible Stock or (ii) enter into any swap or other arrangement that transfers to another, the economic consequences of ownership of the Company Common Stock or Company Preferred Convertible Stock prior to the earliest of (A) the consummation of the transactions contemplated by the Merger Agreement; (B) the termination of the Merger Agreement; and (C) the acceptance or recommendation of a Superior Proposal (as defined in the Merger Agreement) by the Company or its board of directors.

                Section 8.2 Permitted Transfers. The restrictions on transfer in
                            -------------------
Section 8.1 shall not apply to the following sales of Company Common Stock or Company Preferred Convertible Stock (each of which exceptions shall be separate and not reduce the scope or availability of any other exception):

                        (a) if Shareholder Approval (as defined in the Merger Agreement) is not obtained within 120 days of the Closing Date;

                        (b) (i) to the Company, (ii) to any other Purchaser or to any Affiliate of any Purchaser, (iii) to any party to the Merger Agreement or (iv) to one or more purchasers that meet the requirements set forth in Rule 13d-1(b)(1) under the Exchange Act with respect to Company Common Stock; provided, in each case, that the transferee agrees in writing to restrictions on further transfers of such securities to the extent provided in this Article VIII;

                        (c) into a Superior Proposal; or

                        (d) in sales pursuant to Rule 144 under the Securities Act.

                        Any transfer made pursuant to this Section 8.2 shall comply with all applicable federal and state securities laws and regulations.

                                   ARTICLE IX

                                 INDEMNIFICATION

                Section 9.1 Company Indemnification. The Company covenants and
                            -----------------------
agrees to indemnify and save and hold harmless the Purchasers, together with their respective officers, directors, partners, shareholders, employees, trustees, Affiliates, beneficial owners, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of accountants and a single counsel selected by holders of a majority of the Purchased Securities at such time and their costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim), up to the amount equal to the purchase price paid or to be paid by such Purchaser under this Agreement, arising out of or resulting from:

                        (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement; or

                        (b) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; provided, that the indemnity agreement contained
                               --------
in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                Section 9.2 Investor Indemnification. Each Purchaser severally
                            ------------------------
covenants and agrees to indemnify and save and hold harmless the Company, together with its officers, directors, partners, shareholders, employees, trustees, Affiliates, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Purchaser or a third party claim), up to the amount equal to the purchase price paid or to be paid by such Purchaser under this Agreement, arising out of or resulting from:

                        (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement or in any writing delivered pursuant to this Agreement; or

                        (b) the failure of such Purchaser to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

                Section 9.3 Procedure. The Company or a Purchaser entitled to be
                            ---------
indemnified pursuant to Section 9.1 or 9.2 (each, an "Indemnified Party")
                                                      -----------------
shall notify the relevant Purchaser or the Company, as the case may be, in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification on account of
Section 9.1 or 9.2, promptly after the receipt of notice. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it. In case any such action shall be brought by a third party against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and, to the extent that such other party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the other party will not be liable to such Indemnified Party under Section 9.1 or 9.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof, or for any settlement thereof entered into without the consent of the other party; provided, however, that if
(i) the other party shall elect not to assume the defense of such claim or action or (ii) the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of clauses (i) and (ii)(x), or such different defenses, in the case of clause
(ii)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

                Section 9.4 Indemnification Non-Exclusive. The foregoing
                            -----------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE X

                                  TERMINATION

                This Agreement may be terminated (i) at any time prior to the Closing Date by mutual written agreement of the Company and the Purchasers, (ii) by the Purchasers if the Closing shall not have occurred and the Merger Agreement shall have been terminated, (iii) by the Company if the Closing shall not have occurred and the Merger Agreement shall have been terminated by the Company pursuant to Section 9.1(f) thereof or (iv) by the Company or the Purchasers if the Closing shall not have occurred on or prior to August 15, 2006; provided, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have proximately contributed to the failure of the Closing to occur.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                Section 11.1 Survival of Representations and Warranties. The
                             ------------------------------------------
representations and warranties of the parties in this Agreement shall survive the Closing and the payment for and delivery of the Purchased Securities until the Effective Time under the Merger Agreement, if the Merger shall be consummated.

                Section 11.2 Notices. All notices and other communications
                             -------
hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one Business Day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) If to the Company, to:

                      Duquesne Light Holdings, Inc.
                      411 Seventh Avenue
                      Pittsburgh, PA 15219
                      Attn: Senior Vice President and Chief Legal and Administrative Officer
                      Telecopy: (412) 393-4151
                      Telephone: (412) 393-4150

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      1440 New York Avenue, N.W.
                      Washington, D.C.  20005
                      Attn:  Michael P. Rogan, Esq.
                      Telecopy:  (202) 393-5760
                      Telephone:  (202) 371-7000



                           and



                  (ii) if to the Purchasers, to:

                       Duet Investment Holdings Limited
                       Level 11, 1 Martin Place
                       Sydney, NSW 2000 Australia
                       Attn: Peter Barry, Chief Executive Officer
                       Phone: +61 2 8232 4491
                       Fax: +61 2 8232 4713

                       and

                       Industries Fund Management (Nominees) Limited Level 29, Casselden Place, 2 Lonsdale Street Melbourne, 3000 Victoria Australia
                       Attn: Company Secretary
                       Phone: +61 3 9923 7188
                       Fax: +61 3 9923 7189
                       with a copy to:

                       Castor Holdings LLC
                       Level 22, 125 West 55th Street
                       New York, NY 10019
                       Attn: Chris Leslie
                       Phone: (212) 231-1696
                       Fax: (212) 231-1828

                       and

                       Sullivan & Cromwell LLP
                       125 Broad Street
                       New York, NY  10004
                       Attn:    Joseph B. Frumkin, Esq.
                                Robert S. Risoleo, Esq.
                       Telecopy:  (212) 558-3588
                       Telephone:  (212) 558-4000

                Section 11.3 Entire Agreement. This Agreement (including the
                             ----------------
documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                Section 11.4 Severability. Any term or provision of this
                             ------------

Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                Section 11.5 Interpretation. When a reference is made in this
                             --------------
Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," if they are not already followed by such words.

                Section 11.6 Counterparts; Effect. This Agreement may be
                             --------------------
executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                Section 11.7 No Third-Party Beneficiaries. Except as otherwise
                             ----------------------------
provided in Article 9, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and each permitted assignee hereof, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                Section 11.8 Trustee Liability. Each of the parties hereto
                             -----------------
covenants, agrees and acknowledges the terms of liability with respect to trustees and responsible entities attached hereto as Exhibit E.

                Section 11.9 Governing Law. This Agreement shall be governed by
                             -------------
and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                Section 11.10 Venue. Each of the parties hereto irrevocably
                              -----
agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof or thereof, brought by any other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the Southern District of New York or, if such court would not have subject matter jurisdiction, in the Supreme Court of the State of New York in New York County. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, or the transactions contemplated hereby (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 11.2, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum,
(y) the venue of such suit, action or proceeding is improper and (z) this Agreement or the subject mater hereof, may not be enforced in or by such courts.

                Section 11.11 Waiver of Jury Trial and Certain Damages. EACH
                              ----------------------------------------

PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT OR

IN CONTRACT, AND (B) ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

                Section 11.12 Assignment. Neither this Agreement nor any of the
                              ----------
rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that any Purchaser may, without the consent
                 --------  -------
of the Company, assign its Registration Rights to any permitted transferee of its Purchased Securities.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


DUQUESNE LIGHT HOLDINGS, INC.



By:    /s/ Morgan K. O'Brien
       ------------------------------------
       Name:  Morgan K. O'Brien
       Title: President & CEO


SIGNED BY                           )
Peter Barry                         )
as attorney for DUET                )
INVESTMENT HOLDINGS                 )
LIMITED under power of attorney     )   /s/ Peter Barry
dated in the presence of:           )   ---------------------------------------
/s/ Leanne Brown                    )   Name: Peter Barry
---------------------------------   )   By executing this deed the attorney
Signature of witness                )   states that the attorney has received
Leanne Brown                        )   no notice of revocation of the power
---------------------------------   )   of attorney
Name of witness (block letters)     )


SIGNED BY                           )
                                    )   /s/ Judith A. Smith
as director and director/secretary  )   ---------------------------------------
of                                  )   Name: Judith A. Smith
INDUSTRY FUNDS                      )   Director
MANAGEMENT (NOMINEES)               )
LIMITED                             )
as TRUSTEE of the IFM               )   /s/ Dunia Wright
(INTERNATIONAL                      )   ---------------------------------------
INFRASTRUCTURE)                     )   Name: Dunia Wright
WHOLESALE TRUST                     )   Director/Secretary


                                  SCHEDULE 1-A

                         PURCHASERS AND PURCHASED SHARES




Purchase price per share of Company Common Stock: $16.00
-------------------------------------------------------------------------------

Name of Purchaser       Number of Shares of Company Common         Total
-----------------       ----------------------------------         -----
                        Stock Purchased                            Purchase
                        ---------------                            --------
                                                                   Price
                                                                   -----
DUET Investment               6,818,827                            $109,101,232
Holding Limited

Industry Funds                2,017,405                            $ 32,278,480
Management (Nominees)
Limited, as trustee of
the IFM (International
Infrastructure) Wholesale
Trust







                                  SCHEDULE 1-B

                         PURCHASERS AND PURCHASED SHARES



Purchase price per share of Company Common Stock: $16.00

Purchase price per share of Company Convertible Preferred Stock: $16,000.00

--------------------------------------------------------------------------------------

Name of Purchaser         Number of        Number of Shares of    Number of       Total
-----------------         ---------        --------------------   ----------      ------
                          Shares of        Company                Common Share    Purchase
                          ---------         -------               ------------    --------
                          Company          Convertible Preferred  Share           Price
                          -------          ---------------------  -----           -----
                          Common Stock     Stock Purchased        Equivalents
                          ------------     ---------------        -----------
                          Purchased
                          ---------

DUET Investment           3,543,750        3,275.077              6,818,827       $109,101,232
Holdings Limited

Industry Funds            2,017,405        0                      2,017,405       $ 32,278,480
Management (Nomintees)
Limited, as trustee of
the IFM (International
Infrasructure) Wholesale
Trust



                                 SCHEDULE 2.1(C)

                  TERMS OF COMPANY CONVERTIBLE PREFERRED STOCK


              PREFERRED STOCK, SERIES B (PARTICIPATING CONVERTIBLE)


                                  ------------




     [ thousand] ([_,000]) shares of the authorized Preferred Stock shall be designated Preferred Stock, Series B (Participating Convertible) (the "Series B Preferred Stock") and shall have the voting rights, preferences, limitations and special rights set forth in Sections (1) through (8) hereof.

1)   Dividends.

     a) Participating Dividends. When, as and if declared by the Board of Directors and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to the Series B Preferred Stock with respect to dividends or other distributions, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends or other distributions in cash, securities or other consideration, on the same dates as such dividends or other distributions are payable on shares of the Common Stock of the Corporation (each, a "Participating Dividend Payment Date") and in an amount equal to the amount payable on 1,000 shares of Common Stock; provided, however, that no such dividends shall be payable on the
          --------  -------
          Series B Preferred Stock in the form of Common Stock (and in the event of any such dividend payable on the Common Stock the Conversion Price shall adjust downward pursuant to subsection (i) of paragraph (d) of Section (3)). For purposes hereof, Participating Dividends shall "accrue" or "accumulate" on the date on which a dividend or other distribution to which the holders of the Series B Preferred Stock are entitled, is declared on the Common Stock.

     b) Special Dividends. When, as and if declared by the Board of Directors and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, pay, out of funds legally available therefor, a cash dividend (the "Special Dividend") in an amount (rounded to the nearest one half of 1/100th of one cent) per share equal to 100 basis points per annum times the Liquidation Value (as defined below) of such Series B Preferred Stock, payable quarterly on each January 5, April 5, July 5 and October 5 (or, if any such day is not a business day in New York City, then on the next succeeding business day in New York City) (each, a "Special Dividend Payment Date"), commencing on the first Special Dividend Payment Date during the Special Dividend Accrual Period and ending on the first Special Dividend Payment Date at or following the end of the Special Dividend Accrual Period. Special Dividends will accumulate and be cumulative from and including the first day of the Special Dividend Accrual Period, and not before, to but excluding the day on which the

          Special Dividend Accrual Period ends, and not thereafter. Special Dividends shall be calculated on the basis of a 360-day year of twelve 30-day months.

     c) Record Dates. Dividends or other distributions on shares of the Series B Preferred Stock shall be payable on each Dividend Payment Date to the registered holders of such shares as of the close of business on the related Record Date (as hereinafter defined).

     d) Parity Stock. So long as any Series B Preferred Stock shall be outstanding, if (A) at any time the Corporation shall not have satisfied in full the requirement to pay Participating Dividends and any Special Dividends and other distributions on the Series B Preferred Stock for Dividend Payment Dates on or prior to such time and (B) at such time there shall have accrued and shall remain unpaid, for any periods ended at or prior to such time, dividends on shares of any other series of the Preferred Stock or any other class of stock in either case ranking as to dividends on a parity with the Series B Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all unpaid dividends or other distribution for all periods ended at or prior to such time, on all such parity series of the Preferred Stock and such other parity stock in proportion to the respective amounts thereof.

     e) Junior Securities. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (as hereinafter defined) or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities, unless, as of the date of any such declaration, setting aside or payment, as the case may be, there shall also have been declared and paid or set aside for payment dividends accumulated on the Series B Preferred Stock during any period ended on or prior to such date; provided, however, that the foregoing
                                 --------  -------
          restriction shall not prohibit (X) any dividend payable solely in shares of Junior Securities or (Y) the acquisition of any Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of the Corporation or any subsidiary of the Corporation in effect on the date of the Stock Purchase Agreement or any substantially equivalent successor plan or (ii) in exchange solely for any other Junior Securities; and provided, further, that nothing herein shall prevent the simultaneous -------- ------- declaration or payment of dividends or other distributions on both the Series B Preferred Stock and any Junior Securities if, at the time of such declaration, there are sufficient funds legally available to pay or make all dividends or such other distributions concurrently.

2)   Liquidation.

     a) General. Subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon the liquidation, dissolution or winding up of the Corporation, upon any such liquidation, dissolution or winding up (whether voluntary or involuntary), each holder of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Corporation which remain after the payment and discharge of all liabilities of the Corporation, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as hereinafter defined) of the shares of Series B Preferred Stock held by such holder plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date of payment, and the holders of Series B Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series B Preferred Stock and any other series of the Preferred Stock and any other stock of the corporation in either case ranking as to any such distribution on a parity with the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation's shareholders shall be allocated among all liquidation requirements on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts then required for the satisfaction thereof.

     b) Notice. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred Stock, the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, and stating that such payment will be made only after the surrender of certificates representing shares of Series B Preferred Stock; provided, however, that a failure to give notice as provided above or
          --------  -------
          any defect therein shall not affect the Corporation's ability to consummate a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

c) Other Transactions. Neither the consolidation, merger or other combination of the Corporation with or into any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale, transfer or other disposition by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this
         Section 2(c).

3)   Conversion.

     a)   General. Subject to and upon compliance with the provisions of this
          Section 3 and Section 5.4(d) of the Stock Purchase Agreement, the initial holder of a share of Series B Preferred Stock, and any transferee of such share that has the same "Ultimate Parent Entity" (as such term is used in the HSR Act and the rules and regulations thereunder), shall have the right, at any time after the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in respect of the transactions contemplated in the Stock Purchase Agreement, to convert each share of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the Liquidation Value of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 3. Upon (a) the later of (i) the expiration or termination of the waiting period under the HSR Act in respect of the transactions contemplated in the Stock Purchase Agreement and (ii) the date the United States Federal Energy Regulatory Commission grants approval of an application filed by the Corporation pursuant to Section 203 of the United States Federal Power Act as necessary to permit any holder of the Preferred Shares otherwise subject to a voting limitation pursuant to Section 5.4(d) of the Stock Purchase Agreement (a "FERC Restricted Holder") to vote without limitation any shares of Common Stock or Series B Preferred Stock owned by such FERC Restricted Holder on all matters submitted to a vote of the holders of Common Stock or (b) a transfer of a share of Series B Preferred Stock by the initial holder thereof (or any subsequent holder) on the share register for the Series B Preferred Stock maintained by the Corporation to a Person who does not have the same Ultimate Parent Entity as the initial holder, all Preferred Shares, in the case of (a) above, or such share, in the case of (b) above, shall automatically be converted, without any action required by the holder of such shares or the transferee of such shares, into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the Liquidation Value of such shares by the Conversion Price (as defined below). In the case of such automatic conversion, the Corporation shall promptly note such conversion and transfer on the share registers for the Series B Preferred Stock and the Common Stock, and each certificate evidencing automatically converted shares of Series B Preferred Stock shall thereafter represent only the right to receive a certificate for the number of shares of Common Stock into which the Preferred Shares represented by such certificate were converted.

          The term "Common Stock" shall mean the Common Stock, no par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purpose of this Section 3, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation; provided, that if at any time there shall be more than one such
          --------
          resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. The term "Conversion Price" shall mean $16.00, as adjusted in accordance with the provisions of this Section 3, and the term "conversion" shall include automatic conversions as contemplated by this paragraph (a), unless the context otherwise requires.

     b) Notice of Conversion. In order to exercise the conversion privilege set forth in the first sentence of paragraph (a) of this Section 3, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series B Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation (the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:

               NOTICE ELECTION. The undersigned, being a holder of the Series B Preferred Stock (Participating Convertible) ("Series B Preferred
                                                             ------------------
               Stock") of Duquesne Light Holdings, Inc. irrevocably exercises
               -----
               the right to convert ___________ outstanding shares of Series B Preferred Stock on _______, 20__, into shares of Common Stock of Duquesne Light Holdings, Inc. in accordance with the terms of the Series B Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

               Dated:

               Fill in for registration of shares of Common Stock if to be issued otherwise than to the registered holder:

               Name:
               Address:

               (Please print name and address, including postal code number)

               (Signature)

               Denominations: _____________________

          Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, and in the case of any automatic conversion of the Series B Preferred Stock pursuant to paragraph (a) of this Section 3 upon transfer, each share surrendered for conversion or for which registration of transfer is requested shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends or other distributions accumulated but not yet paid or made on the Series B Preferred Stock surrendered for conversion or automatically converted. As promptly as practicable after the surrender of the certificates for shares of Series B Preferred Stock or receipt of a request for transfer as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 3, and any fractional interest, in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 3. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock or a request for registration of transfer of the Series B Preferred Stock shall have been received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock or other capital stock of the Corporation delivered upon conversions of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     c) No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash equal to the arithmetic average of the Market Price of the Common Stock for each of the ten most recent trading days preceding the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Value of the shares of Series B Preferred Stock so surrendered.

     d) Conversion Price Adjustments. The Conversion Price shall be adjusted from time to time as follows:

          i) In case the Corporation shall on or after July 5, 2006 (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into a smaller number of shares, (C) pay a dividend or make a distribution on its Common Stock in shares of Common Stock or
               (D) reclassify the Common Stock, or issue by reclassification of the Common Stock any shares of capital stock of the Corporation, whether of one or more classes, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation. An adjustment made pursuant to this subsection (i) shall become effective immediately after the effective date. Such adjustment shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable.

          ii) In case the Corporation shall on or after July 5, 2006 pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of such capital stock held in the treasury of the Corporation.

          iii) In any case in which this Section 3 shall require that one or more adjustments be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subsection (v) of this paragraph
               (d)) issuing to the holder of any share of Series B Preferred Stock converted after such record date or effective date the additional or other shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share. In any case in which this Section 3 requires that one or more adjustments be made in respect of an event prior to the date on which the Series B Preferred Stock is issued, such adjustments shall be made at the time the Series B Preferred Stock is issued.

          iv) All calculations under this Section 3 shall be made to the nearest 1/100 of one cent or to the nearest 1/10,000th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 3, as it considers to be advisable in order that any subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

          v) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (B) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be couriered by the Corporation to the holders of the Series B Preferred Stock at their addresses as shown on the stock books of the Corporation. In the event that any time as a result of an adjustment made pursuant to subsection (i) of this paragraph (d), the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 3.

     e) Special Notices. Without prejudice to the provisions of Section 1, in case:

          i) the Corporation shall declare a dividend or any other distribution on its Common Stock other than a regular periodic cash dividend payable in cash out of its retained earnings;

          ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights;

          iii) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

          iv) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed with the conversion agent, and shall cause to be couriered to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock books of the Corporation, at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
          (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

     f) Reservation of Common Stock. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or other capital stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock or other capital stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock or other capital stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder. Before taking any action which would cause an adjustment in the conversion price, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock or other capital stock at such adjusted Conversion Price. The Corporation shall cause the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock prior to such delivery to be listed upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery, but any failure of the Corporation to do so shall not impair the conversion rights of the holders of the Series B Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     g) Taxes. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     h) Mergers and Consolidations. In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing or surviving corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of
                                        --------
          securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (h) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series B Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this Section 3 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent. The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. If the merger contemplated by the Merger Agreement is consummated and any shares of Series B Preferred Stock are outstanding, each such share shall be cancelled and converted into the right to receive cash in the amount of $20,000 per share, payable, without interest, to the holder of such share, upon surrender, in accordance with the Merger Agreement, of the certificate formerly evidencing such share.

     i) Status upon Conversion. Upon any conversion of shares of Series B Preferred Stock, the shares of Series B Preferred Stock so converted shall have the status of authorized and unissued shares of Series B Preferred Stock, and the number of shares of Series B Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series B Preferred Stock.

     j) Preservation of Rights. So long as any shares of the Series B Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

          i) without the affirmative vote at a meeting or the written consent with, or without a meeting of, the holders of at least 50% in number of shares of the Series B Preferred Stock, (A) create any class or classes of stock ranking equal or prior to the Series B Preferred Stock either as to dividends or other distributions or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series B Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Restated Articles of Incorporation so as to affect adversely the preferences, special rights or powers of the Series B

               Preferred Stock or (C) authorize any reclassification of the Series B Preferred Stock;

          ii) without the affirmative vote at a meeting or the written consent with, or without a meeting of the holders of, at least 50% in number of shares of the Series B Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock; or

          iii) without the affirmative vote at a meeting or the written consent with, or without a meeting of, the holders of at least 50% in number of shares of the Series B Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series B Preferred Stock.

     k) Corporate Actions. No consent of the holders of the Series B Preferred Stock shall be required for (A) the creation of any indebtedness of any kind of the Corporation, (B) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series B Preferred Stock or (C) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

4)   Definitions.

     "Common Stock" means the Corporation's common stock, without par value.

     "Date of Issuance", as to any share of Series B Preferred Stock, means the date on which the Corporation initially issues such share, irrespective of the subsequent delivery of certificates for such share upon registration of transfer or exchange.

     "Dividend Payment Date" means a Participating Dividend Payment Date and a Special Dividend Payment Date.

     "FERC Restricted Holder" has the meaning specified in paragraph (a) of
Section 3.

     "HSR Act" has the meaning specified in paragraph (a) of Section 3.

     "Junior Securities" means the Common Stock and (A) for purposes of subsection (d) of Section (1), any other class or series of stock ranking junior to the Series B Preferred Stock in right of payment of dividends or (2) for all other purposes, any other class or series of stock ranking junior to the Series B Preferred Stock in right of payment of amounts distributable upon liquidation, dissolution or winding up.

     "Liquidation Value", as to any share of Series B Preferred Stock, means the amount of $16,000.

     "Market Price", as to publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer which are publicly traded, as of a particular day, means the last reported sales price, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Composite Tape for New York Stock Exchange Transactions or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ Global Select Market, NASDAQ Global Market, or NASDAQ Capital Market, as the case may be or, if such security is not quoted on one of such markets, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     "Merger Agreement" means the agreement, dated as of the same date as the Stock Purchase Agreement, among the Corporation, Castor Holdings LLC, a Delaware limited liability company (the "Parent"), and Castor Merger Sub Inc., a
                                ------
Pennsylvania corporation and a wholly owned subsidiary of the Parent ("Merger
                                                                       ------
Sub"), pursuant to which Merger Sub will merge with and into the Corporation and
---
whereby the Corporation will become a wholly owned subsidiary of the Parent. The full text of the Merger Agreement is on file at the principal place of business of the Corporation, which is located at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Record Date", means (i) with respect to any Participating Dividend Payment Date, the record date with respect to the corresponding dividend or other distribution to be paid to shareholders of the Corporation on the related Participating Dividend Payment Date; provided, however, that if the Date of
                                     --------  -------
Issuance is after such a record date and before the related Participating Dividend Payment Date, the Record Date with respect to such Participating Dividend Payment Date shall be the Date of Issuance and (ii) with respect to any Special Dividend Payment Date, the day (whether or not a business day) that is fifteen calendar days prior to such Special Dividend Payment Date.

     "Special Dividend Accrual Period" means the period, if any, beginning on the later of (A) the Date of Issuance and (B) January 5, 2007, and ending on the date the United States Federal Energy Regulatory Commission grants approval of an application filed by the Corporation pursuant to Section 203 of the United States Federal Power Act as necessary to permit any FERC Restricted Holder to vote without limitation any shares of Common Stock or Series B Preferred Stock owned by it on all matters submitted to a vote of the holders of Common Stock.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of July 5, 2006, among the Corporation and the purchasers named therein. The full text of the Stock Purchase Agreement is on file at the principal place of business of the Corporation, which is located at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

     "Ultimate Parent Entity" has the meaning specified in paragraph (a) of
Section 3.

5)   Ranking; Pro Rata Sharing; Retirement.

     a) Ranking. The Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and other distributions and as to the distribution of assets on liquidation, dissolution or winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation, as the same may be amended, including one or more amendments relating to one or more subsequent series of Preferred Stock, the Series B Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up.

     b) Pro Rata Sharing. Except to the extent otherwise provided in the Restated Articles of Incorporation, as the same may be amended, all payments to be made in respect of the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to payments of such character shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the amounts then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

     c) Retirement. Any shares of Series B Preferred Stock converted as provided hereby shall be retired as shares of Series B Preferred Stock and be restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as permitted by applicable law.

6)   Voting Rights.

     a) General. The Shares of Series B Preferred Stock shall not be entitled to vote pursuant to this paragraph until the expiration or early termination of the applicable waiting period under the HSR Act with respect to the transactions contemplated by the Stock Purchase Agreement. Thereafter, the holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together as a single class upon all matters upon which the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the shares of Common Stock) are entitled to vote. Each share of Series B Preferred Stock shall be entitled to one thousand (1,000) votes (subject to adjustment as provided in paragraph (c) of this Section 6).

     b) Special Voting Rights Limited. Except to the extent otherwise specifically provided by applicable law or set forth in paragraph (j) or Section 3 or paragraph (a) of this Section 6, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

     c)   Anti-Dilution. In case the Corporation shall hereafter:

          i) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares;

          ii) pay a dividend or other distribution on its outstanding shares of Common Stock in the form of additional shares of Common Stock; or

          iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares,

          then in each such case the number of votes to which a holder of a share of Series B Preferred Stock is entitled pursuant to paragraph
          (a) of this Section 6 shall be adjusted so that, after the occurrence of any of the events described above, such holder shall be entitled to a number of votes equal to the number of votes to which such holder was entitled pursuant to paragraph (a) immediately prior to such occurrence multiplied by a fraction of which the numerator is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately after such occurrence and the denominator is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such occurrence. An adjustment made pursuant to this paragraph (c) shall become effective immediately after the effective date

7)   Redemption.

     a) General. If the transaction contemplated by the Merger Agreement shall not have become effective and the Merger Agreement shall have been terminated, and so long as all accrued dividends for all past periods have been paid on all outstanding shares of Series B Preferred Stock and the full dividends thereon for the then current dividend period have been paid or declared and a sum sufficient for the payment thereof set aside, the Corporation, at the option of the Board of Directors, may by notice given to holders during the period provided in paragraph (b) of this Section 7 and not otherwise, redeem the shares of Series B Preferred Stock then outstanding, in whole only and not in part, upon notice given as provided in paragraph (b) below, at the redemption price as determined in accordance with this Section 7. The redemption price for each share of Series B Preferred Stock shall be the greater of (A) $16,000 and (B) the product of the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible on the redemption date times the arithmetic average of the Market Price of the Common Stock for the ten most recent trading days ending on the business day prior to the redemption date, together in any case with accrued dividends, if any, to the redemption date.

     b) Notice of Redemption. Notice of redemption of shares of Series B Preferred Stock shall be mailed by overnight mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be made at least one year and not more 15 months after the termination of the Merger Agreement, and shall provide for a redemption date that is not less than 30 days nor more than 60 days following the date such notice is mailed but is in no event later than 16 months following the date of termination of the Merger Agreement.

     c) Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds so set aside by the Corporation that are not required for such redemption because of the subsequent exercise of any right of conversion shall be released or repaid to the Corporation forthwith.

8) Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be sufficiently given, and shall be deemed given, if and when mailed, overnight mail postage prepaid,
     (1) to the Corporation, at its principal executive offices and (2) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by such holder).

                                 SCHEDULE 3.6(C)


                      COMPANY REQUIRED STATUTORY APPROVALS



1. Expiration or early termination of waiting period and/or other approvals required under the HSR Act in respect of the sale of the Purchased Securities under the HSR Act and the conversion of the Preferred Shares into Company Common Stock.

2. Approval by FERC of an application pursuant to Section 203 of the FPA as necessary to permit the Purchasers to vote any shares of Company Common Stock without any limitation.

                                 SCHEDULE 4.2(C)

                     PURCHASER REQUIRED STATUTORY APPROVALS



1. As to DUET only, expiration or early termination of waiting period and/or other approvals required under the HSR Act in respect of the purchase of the Purchased Securities and the conversion of the Preferred Shares into Company Common Stock.

                                 SCHEDULE 4.2(D)

                                   VIOLATIONS



                                      None.

                                  SCHEDULE 4.3

                                   LITIGATION





                                      None.

                                    EXHIBIT A

                               REGISTRATION RIGHTS

        Section 1.  Effectiveness of Registration Rights.  The registration
                    ------------------------------------
rights pursuant to Sections 2 and 3 hereof shall become effective on the Closing Date.

        Section 2.        Registration Rights Generally.
                          -----------------------------

                (a) Shelf Registration. The Company shall cause to be filed or
                    ------------------
become effective, no later than 10 days after the Closing Date, a registration statement (the "Shelf Registration Statement") filed with the SEC on Form S-3
                ----------------------------
(or any successor form) and such other documents as may be necessary to permit offerings and sales of Registrable Shares by Holders pursuant to Rule 415 under the Securities Act. Subject to Section 2(c), the Company shall maintain such Shelf Registration Statement effective and current until the earlier of (i) the time all Registrable Shares are sold pursuant to such registration statement and (ii) the time when all Shares and all shares of Company Common Stock issuable upon conversion of Preferred Shares are Transferable Shares. The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or if required by the Securities Act.

                (b) Contingent Demand Registration. Subject to Section 10, in
                    ------------------------------
the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, one or more Holders holding individually or in the aggregate at least 10% of the Registrable Shares outstanding as of the Closing Date shall have the right to make a written demand upon the Company (a "Demand Notice") to have the Company as promptly as practical register under the
 -------------
Securities Act for offer and sale all Registrable Shares specified to the Company by such Holders within 10 days of the date of the Demand Notice, and the Company agrees to so register such Registrable Shares. If a Demand Notice has been made on the Company, no subsequent Demand Notice may be made on the Company for 90 days unless the Company has failed to comply with its obligations with respect to the Demand Notice. The Holders shall have the right to exercise registration rights pursuant to this Section 2(b) up to six (6) times; provided, however, that any such exercise shall relate to not less than 500,000 shares of Company Common Stock.

                (c) Blackout Period. Notwithstanding Section 2(a) above, if the
                    ---------------
Company shall furnish to the Holders a certificate signed by the Chief
Executive Officer of the Company (each, a "Blackout Notice") stating that there
                                           ---------------
is a reasonable likelihood that such disclosure, such registration statement or related prospectus to be filed, amended or supplemented, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (outside the ordinary course of business), corporate reorganization or other similar transaction involving the Company, the


                                     EX-A-1

Company shall be entitled to suspend the use of the registration statement or delay the delivery or filing, but not the preparation, of any amendment or supplement to the registration statement or otherwise delay the completion of any sale of Registrable Shares pursuant to the registration statement for a reasonable period of time, but not to exceed thirty (30) days (the "Blackout
                                                                    --------
Period") within the ninety (90) day period beginning on the first day of a
------
Blackout Period; provided, however, that the Company shall not deliver a Blackout Notice more than twice in any 365-day period; and provided, further, that any Blackout Period shall only be effective when and for so long as other holders, if any, of registration rights with respect to the Company's securities are restricted from exercising their registration rights to the same or greater extent as the Holders. Upon receipt of a Blackout Notice, the Holders shall not effect sales of Registrable Shares pursuant to the registration statement. The Company shall promptly deliver written notice to the Holders of the expiration or earlier termination of any Blackout Period.

                Section 3. Incidental Registration Rights. Subject to Section
                           ------------------------------
10, for a period of two (2) years following the Closing Date, in the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, if the Company proposes to register (including for this purpose a registration effected by the Company for security holders of the Company other than any Holder) any Company Common Stock for sale under the Securities Act or effect or participate in an offering of Company Common Stock under the Securities Act (other than (i) pursuant to Section 2 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable, give written notice to the Holders of the Company's intention to effect such registration or effect or participate in such an offering. If, within ten (10) days after receipt of such notice, any Holder submits a written request to the Company specifying the amount of Registrable Shares that it proposes to sell or otherwise dispose of in accordance with this Section 3, the Company shall use its reasonable best efforts to include the Registrable Shares specified in the contemplated offering. If the offering is to be made by or through underwriters, the Company, any selling Holder and such underwriter shall execute an underwriting agreement in customary form; provided, however, that if the Company and any selling Holder are advised in writing in good faith by the lead underwriter of the Company's securities that the amount to be sold by Persons other than the Company (collectively, "Selling Stockholders") is greater than the amount that can be
                --------------------
offered without adversely affecting the offering (taking into consideration the interests of the Company and the Holders), the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of Registrable Shares) to a number reasonably deemed satisfactory by such lead underwriter; provided that the shares that shall be excluded shall be excluded in the following order: (i) first, securities held by any Persons not having any contractual or incidental "piggy-back" rights in respect of the offering contemplated by this Section 3, (ii) second, Registrable Shares held by the Holders sought to be included in the offering pursuant to this Section 3 and Company Common Stock sought to be included in such offering by Persons having

                                     EX-A-2
contractual or incidental "piggy-back" rights, (iii) third, Company Common
Stock sought to be offered and sold by other Persons having demand rights with respect to such an offering and (iv) fourth, Company Common Stock sought to be sold by the Company. Any reduction of the number of Registrable Shares indicated under (ii) shall be made on a pro rata basis based upon the aggregate number of shares of Company Common Stock sought to be registered pursuant to this section by the relevant Holders and other Persons.

        Section 4.        Underwriting and Broad Distribution.
                          -----------------------------------

                        (a) At the request of any Holder, with respect to a sale of Registrable Shares by such Holder, the Company shall enter into an underwriting, agency, placement, subscription or other agreement, in usual and customary form and substance (including but not limited to usual and customary indemnities, the provision by independent counsel to the Company of customary opinions and the provision of customary certificates by officers of the Company and the provision by the Company's independent accountants of customary comfort letters as reasonably requested by such Holder and the lead underwriters of such offering) with managing underwriters to be selected by such Holder and not disapproved by the Company acting reasonably, and the Company shall perform its obligations in connection therewith.

                        (b) The Company shall be required to enter into an underwriting, agency, placement, subscription or other agreement pursuant to Section 4(a) only if such Registrable Shares are to be offered and sold in a manner intended to result in a broad distribution within or outside the United States (simultaneously or both), such that no single purchaser of the Registrable Shares will acquire in such offering more than two percent of the Company Common Stock outstanding at the time of such purchase and sale.

        Section 5.      Registration Mechanics.
                        ----------------------

                        (a)      Company Obligations. In connection with any
                                 -------------------
registration of Registrable Shares pursuant to Section 2 or 3, the Company shall:

                                (i)      prepare and file with the SEC such
         amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the rules promulgated thereunder with respect to the sale or other disposition of all of the securities proposed to be registered by such registration statement;

                                (ii) furnish to the Holders such number of copies of any prospectus (including preliminary, amended and supplemental prospectuses and any "issuer free writing prospectuses" (as such term is defined in Rule 433 under the Securities Act)) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company



                                     EX-A-3
         shall be required under the provisions hereof to cause the registration statement to remain effective;

                                (iii) (A) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders or any underwriter shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders or any underwriter to consummate the disposition of Registrable Shares in such jurisdictions and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed;

                                (iv) furnish to the Holders, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such Holders may reasonably request;

                                (v)     use its reasonable best efforts to
         cause all Registrable Shares proposed to be registered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable the Holders to consummate the disposition of such Registrable Shares;

                                (vi)    within a reasonable time before each
         filing of the registration statement or prospectus or amendments or supplements thereto with the SEC, furnish to counsel selected by the Holders copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel, and promptly provide such counsel with all written comments from the SEC with respect to such documents;

                                (vii)    make available to the Holders, any
         underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any selling Holder or underwriter, upon request, all financial and other records, pertinent corporate documents and properties of the Company and Company Subsidiaries, including

                                     EX-A-4
         access to due diligence meetings involving the senior executives of the Company, as shall be reasonably necessary to enable the Holders, representatives of the Holders and the underwriters to conduct reasonable due diligence and cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request and that in the case of the Holders, this obligation shall only apply to one attorney, accountant or other representative designated by the Nominee acting on behalf of the Requesting Holders;

                                (viii) make available executive officers and other members of senior management of the Company (including the principal executive and financial officers of the Company) at "road shows" or other investor presentations conducted in connection with offerings of Registrable Shares;

                                (ix)     notify the Holders any time a
         prospectus relating to the offering of Registrable Shares is required to be delivered or filed under the Securities Act upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and (subject to the good faith determination of the board of directors of the Company as to whether to cease all sales under such registration statement), at the request of the Holders prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made;

                                (x) use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

                                (xi) cause the Registrable Shares covered by such registration statement to be listed on the New York Stock Exchange and on any other principal securities exchange on which Company securities of the same class as the Registrable Shares are then listed.

                (b)      Holder Obligations. Each Holder agrees that upon
                         ------------------
receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5(a)(ix), it will forthwith discontinue its disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until it receives copies of the supplemented or amended prospectus contemplated by Section 5(a)(ix) and, if so directed by


                                     EX-A-5
the Company, it will deliver to the Company all copies then in their possession of the prospectus relating to such Registrable Shares, current at the time of receipt of such notice. If a Holder's disposition of Registrable Shares in connection with a Demand Notice is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Registrable Shares by any selling Holders at least thirty (30) consecutive days and for an aggregate of one hundred and eighty (180) days, whether or not consecutive, the registration statement shall not be counted for purposes of determining whether the Holders have exercised a Demand Notice pursuant to Section 2(b).

        Section 6. Expenses. The Company shall pay or cause to be paid all of
                   --------
the Company's fees and expenses in connection with any registration and sale of Registrable Shares pursuant to the Registration Rights (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of counsel and independent accountants for the Company, all fees and expenses of complying with securities or blue sky laws).

        Section 7.  Indemnification and Contribution.
                    --------------------------------
                        (a) Indemnification by the Company. With respect to any
                            ------------------------------
offering and sale registered pursuant to these Registration Rights, the
Company agrees to indemnify and hold any selling Holder, each underwriter, if any, of the Registrable Shares under such registration, and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of
                         ------
or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification contained in this Section 7 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.


                                     EX-A-6

                        (b) Indemnification by the Holders. In the case of each
                            ------------------------------
offering and sale registered pursuant to this Article II, any selling
Holder and each underwriter, if any, participating therein shall severally indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

                        (c) Notice. Each party indemnified under this Section 7
                            ------
shall promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnified party in writing of the commencement thereof. The failure of any indemnified party to notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 7, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnifying party shall not be entitled to assume the defense thereof with respect to such defenses). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.


                                     EX-A-7

                        (d) Contribution. If the indemnification provided for in
                            ------------
this Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contributions relates as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such expenses if the indemnification provided for in this
Section 7 was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                Section 8. Exchange Act Reports. With a view to making available
                           --------------------
to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                        (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, and take all action as may be required as a condition to the availability of Rule 144;

                        (b) so long as a Holder owns any Registrable Shares, furnish to any Holders upon its request a written statement certifying the Company's compliance with the reporting requirements of Rule 144 or any similar rule, and a copy of the most recent annual, periodic or current report of the Company filed pursuant to the Exchange Act and such other reports and documents as reasonably requested by such Holder in availing itself of any rule or regulation of the SEC allowing the sale of the Registrable Shares without registration;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and


                                     EX-A-8

                        (d) facilitate and expedite transfers of Registrable Shares sold pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

        Section 9.      Other Agreements.
                        ----------------

                        (a) The Company shall not grant, and has not granted, any other Person rights to register securities of the Company on terms that would be reasonably likely to restrict the ability of the Company fully to perform its obligations to the Holders in connection with the Registration Rights.

                        (b) The Company shall not amend any registration rights agreement with any other Person nor shall the Company waive any provision under any registration rights agreement that it would be entitled to waive thereunder if such waiver would be reasonably likely to adversely affect any Holder's Registration Rights.

        Section 10. Benefits of Registration Rights. The Purchasers and any
                    -------------------------------
permitted holder of the Purchased Securities under the Stock Purchase
Agreement may exercise and have the benefits of the Registration Rights initially granted to the Purchasers hereunder in such manner and in such proportion as shall be determined by such Purchaser (such Purchaser and such holders exercising Registration Rights each shall be termed a "Holder"
                                                               ------
hereunder); provided, that each Holder shall also be subject to the obligations provided hereunder.










                                     EX-A-9

                                    EXHIBIT B

                       FORM OF OPINION OF COMPANY COUNSEL

                                (i) The Company and Light Company have been duly incorporated and are validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, except any failure to be so qualified or have such power or authority as would not, individually or in the aggregate, have a Material Adverse Effect.

                                (ii) The Company has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

                                (iii) The Purchased Securities have been duly authorized and when delivered and paid for in accordance with the terms of the Stock Purchase Agreement will be validly issued, fully paid and non-assessable; the shares of Company Common Stock issuable upon conversion of the Preferred Shares pursuant to the Certificate of Designations have been duly authorized by all necessary corporate action and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable; and the issuance of the Purchased Securities will not be subject to any preemptive or similar rights under the Company's charter or bylaws or under Pennsylvania law. The resolutions of the Board of Directors of the Company approving the issuance of the Preferred Shares state that the shares of Company Common Stock into which the Preferred Shares are convertible have been reserved for issuance in accordance with the terms of the Preferred Shares.

                                (iv) The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless whether such enforcement is sought in equity or at law).

                                (v) The execution, delivery and performance by the Company of the Agreement will not (i) constitute a violation of, or breach or default under, the terms of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any


                                     EX-B-1
         violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or
         (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. We do not express any opinion, however, on whether the execution, delivery or performance by the Company of the Agreement will constitute a violation of, or constitute a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

                                (vi) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company the Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained.

                The foregoing opinion shall be rendered by outside counsel for the Company reasonably acceptable to the Purchasers.




                                     EX-B-2

                                    EXHIBIT C

                     FORM OF COMPANY COMPLIANCE CERTIFICATE



         I, ______________, [Chief Executive Officer][President] of Duquesne Light Holdings, Inc., a Pennsylvania corporation (the "Company"), pursuant to
Section 6.8 of the Stock Purchase Agreement, dated _____________, 2006 (the "Stock Purchase Agreement"), among the Company and the purchasers named therein, hereby certify that:

                  1. The representations and warranties of the Company in the Stock Purchase Agreement were true and correct when made and are true and correct as of the date hereof as though made on and as of this date;

                  2. The Company has performed and complied with all agreements, obligations and conditions required by the Stock Purchase Agreement;

                  3. All notices, reports and other filings required to be made prior to the date hereof by the Company or any of its subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the date hereof by the Company or any of its subsidiaries from, any Governmental Authority in connection with the Stock Purchase Agreement and the consummation of the transactions contemplated thereby by the Company have been made or obtained; and

                  4. Since March 31, 2006, there has not been any change, or any development involving a prospective change, in or affecting the general affairs, business, management, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which would reasonably be expect to have a Material Adverse Effect.

                  5. The number of shares of Company Common Stock outstanding as of the day immediately preceding the Closing Date is [ ].

         Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

                  [Remainder of page intentionally left blank]



                                     EX-C-1

         IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Company.

Dated: ________________, 2006




                                             By: _____________________________
                                                 Name: ______________________
                                                 Title: ______________________


                                     EX-C-2

                                    EXHIBIT D

                    FORM OF PURCHASER COMPLIANCE CERTIFICATE



                  I, ______________, [INSERT TITLE] of [INSERT NAME OF PURCHASER], a [INSERT JURISDICTION] [corporation] (the "Purchaser"), pursuant to
Section 7.6 of the Stock Purchase Agreement, dated _____________, 2006 (the "Stock Purchase Agreement"), among the Company and the purchasers named therein, hereby certify that:

                  1. The representations and warranties of the Purchaser in the Stock Purchase Agreement were true and correct when made and are true and correct as of the date hereof as though made on and as of this date;

                  2. The Purchaser has performed and complied with all agreements, obligations and conditions required by the Stock Purchase Agreement; and

                  3. All notices, reports and other filings required to be made prior to the date hereof by the Purchaser or any of its subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the date hereof by the Purchaser or any of its subsidiaries from, any Governmental Authority in connection with the Stock Purchase Agreement and the consummation of the transactions contemplated thereby by the Purchaser have been made or obtained.

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

                  [Remainder of page intentionally left blank]



                                     EX-D-1

                  IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Company.

Dated: ________________, 2006




                                            By: _____________________________
                                                Name: ______________________
                                                Title: ______________________










                                     EX-D-2

                                    EXHIBIT E

                 LIABILITY OF TRUSTEES AND RESPONSIBLE ENTITIES

If (i) a Person (a "Trustee") enters into the Stock Purchase Agreement as
                    -------
trustee or responsible entity of a trust ("its Trust") and (ii) the Trustee
                                           ---------
notifies the Company or another party that it is acting as trustee or responsible entity of its Trust, the following provisions shall apply in respect of the Trustee and its Trust:

         1. the Trustee enters into this Agreement and holds Purchased Securities only in its capacity as responsible entity or trustee (as applicable) of its Trust and in no other capacity. A liability arising under or in connection with this Agreement is limited to, and can be enforced against the Trustee only to, the extent to which it can be satisfied out of the assets of its Trust out of which the Trustee is actually indemnified for such liability. This limitation of the Trustee's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of the relevant party in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement;

         2. no party may sue the Trustee in any capacity other than as responsible entity or Trustee (as applicable) of its Trust, including to seek the appointment of a receiver (except in relation to property of its Trust), a liquidator, an administrator, or any similar person to the Trustee or prove in any bankruptcy, insolvency, liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of its Trust);

         3. the provisions of this Exhibit E do not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the agreement governing its Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the assets of its Trust, as a result of the Trustee's fraud, negligence or breach of trust;

         4. no attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the relevant party for the purpose of Section 3 of this Exhibit E;

         5. the Trustee warrants to each party to this Agreement that it has the rights of indemnification referred to in Section 1 of this Exhibit E (the "Trustee Indemnity"); and
      -----------------

         6. the Trustee warrants to each party to the Stock Purchase Agreement that it has not done and has omitted to do, and undertakes that it will not, during the term of this Agreement, do or omit to do, anything which has or would limit, affect, amend or in any manner whatsoever restrict the Trustee Indemnity.

                                     EX-E-1


For the avoidance of doubt, this Exhibit E applies to each representation and warranty given by the Purchaser in Article IV of the Stock Purchase Agreement, including those given in respect of a Purchaser's Trust in Section 4.8.



                                     EX-E-2